Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-234143 and 333-238689) and Form S-3 (No. 333-251660) of DIRTT Environmental Solutions Ltd. of our report dated February 24, 2021 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
February 24, 2021

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